UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2018

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OK	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (405) 235-3611

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01. Other Events

On March 7, 2018, Devon Energy Corporation (the “Company”) announced that it has commenced tender offers to purchase for cash up to an aggregate principal amount of the 7.875% debentures due 2031, the 7.950% debentures due 2032, the 5.850% notes due 2025, the 5.600% notes due 2041 and the 3.250% notes due 2022 (collectively, the “Notes”), issued by the Company or Devon Financing Company, L.L.C., that will not result in the aggregate purchase price for the Notes, excluding accrued and unpaid interest, to exceed the aggregate maximum repurchase amount of $1.0 billion. In conjunction with the tender offers, the Company is soliciting consents to the adoption of certain proposed amendments to the indentures governing the Notes to, among other things, eliminate substantially all of the restrictive covenants, certain affirmative covenants and events of default and other related provisions. The tender offers and consent solicitations are being made exclusively pursuant to an offer to purchase and consent solicitation statement dated March 7, 2018, which sets forth the terms and conditions of the tender offers and consent solicitations.

Furnished as Exhibit 99.1 and incorporated herein by reference is a copy of the press release announcing the tender offers.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

Date: March 7, 2018	By:	/s/ Alana D. Tetrick
Name: Alana D. Tetrick Title: Vice President, Corporate Finance and Treasurer